UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2007

NF ENERGY SAVING CORP OF AMERICA
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50155
(Commission File Number)

02-0563302
(I.R.S. Employer Identification No.)

21-Jia Bei Si Dong Road, Tie Xi Qu
Shen Yang, P. R. China.
(Address of Principal Executive Offices) (Zip Code)

(8624) 2560-9750
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

    This Current Report on Form 8-K is filed by NF Energy Saving Corporation of America, a Delaware corporation (“Registrant”), in connection with the items described below.

Item 3.02 Unregistered Sales of Equity Securities

On August 8, 2007, NF Energy Saving Corporation of America (the “Registrant”), pursuant to the terms and conditions of a Subscription and Stock Purchase Agreement, dated April 11, 2007, consummated a private sale of 1,700,000 shares of its Common Stock ( the “Shares”) to Mr. Li Gang ("Mr. Li"). The aggregate purchase price for the Shares was $870,000 or approximately $.51 per share.

As a result of this transaction, Mr. Li owns approximately 60.2% of the issued and outstanding shares of the Registrant’s Common Stock.

The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF ENERGY SAVING CORP OF AMERICA

Date: August 7, 2007	/s/ Li, Gang
Li, Gang Chairman, President and Chief Executive Officer

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EXHIBIT

10.1	Subscription and Stock Purchase Agreement, dated April 11, 2007

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